UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Procter & Gamble Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State of incorporation or organization)

31-0411980

(I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.000% Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177762

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 2.000% Notes due 2022 (the “Debt Securities”) of The Procter & Gamble Company (the “Registrant”). For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of Procter & Gamble Debt Securities” in the Prospectus, dated November 4, 2011, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-177762) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2011 (the “Registration Statement”) and (ii) the information set forth under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement, dated August 9, 2012, pursuant to Rule 424(b) under the Securities Act, as filed with the SEC on August 13, 2012, each of which is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Form of 2.000% Notes due 2022.

4.2	Indenture, dated as of September 3, 2009, between the Company and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit (4)(a) to the Registrant’s Registration Statement on Form S-3 (No. 333-161767)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 16, 2012

THE PROCTER & GAMBLE COMPANY

By:	/s/ J. Douglas Gerstle
Name:	J. Douglas Gerstle
Title:	Vice President & Assistant Treasurer Corporate Secretary

INDEX TO EXHIBITS

Exhibit	Description

4.1	Form of 2.000% Notes due 2022.

4.2	Indenture, dated as of September 3, 2009, between the Company and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit (4)(a) to the Registrant’s Registration Statement on Form S-3 (No. 333-161767)).